      As filed with the Securities and Exchange Commission on June 4, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                 Amdocs Automatic Common Exchange Security Trust
             (Exact name of registrant as specified in its charter)

             New York                                    13-7195-862
(State of incorporation or organization)       (IRS Employer Identification No.)

      c/o The Chase Manhattan Bank
         450 West 33rd Street
         New York, New York                                10001
   (Address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                    Title of each class                Name of each exchange on which
                    to be so registered                each class is to be registered
                    -------------------                ------------------------------
$____ Trust Automatic Common Exchange Securities        New York Stock Exchange, Inc.


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. /X/

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /


Securities Act registration statement file number to which this form relates:
333-73265 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:


                                 Not Applicable
                                (Title of class)

Item 1. Description of Registrant's Securities to be Registered.

         The title of the class of securities to be registered hereunder is "$_____ Trust Automatic Common Exchange Securities" (the "Securities"). A description of the Securities is set forth under the caption "Description of Securities" in the prospectus included within the Registration Statement on Form N-2 of the Registrant filed with the Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (Registration Nos. 333-73265 and 811-09245) (the "Registration Statement"), which description is incorporated herein by reference.

Item 2. Exhibits.

         (a)      No exhibits are being filed with the Commission.

         (b) The following exhibits are being filed with the New York Stock Exchange only:

                  (1)      Registration Statement on Form N-2

                  (2) Form of Amended and Restated Trust Agreement of the Registrant

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                           AMDOCS AUTOMATIC COMMON
                           EXCHANGE SECURITY TRUST


Dated: June 4, 1999        By:                    *
                               --------------------------------------
                                          Paul S. Efron
                                             Trustee

                           * By: /s/ Michael E. Kaine
                                 ------------------------------------
                                    Attorney-in-Fact